                                                                   EXHIBIT 10.62

                         DIRECTOR COMPENSATION AGREEMENT

      THIS DIRECTOR COMPENSATION AGREEMENT (the "Agreement") is entered into on __________, and is effective ____________, by and between Arcadia Resources, Inc., a Nevada corporation (the "Company") and the undersigned, a ____________ resident ("Director").

                                 RECITALS

      WHEREAS, Director has been elected to fill a vacancy on the Board of Directors for a term beginning the effective date designated above and until Director's successor shall have been elected and shall qualify or Director's earlier resignation or removal from office, and has been or may be appointed as a member of one or more Committees of the Board; and

      WHEREAS, Director has accepted election to the Board and agrees to accept appointment to such Committees as the Board may designate and the Company desires that Director exert his or her utmost efforts in such capacities to improve the business and increase the assets of the Company; and

      WHEREAS, simultaneously herewith, the Company and Director have executed a Stock Option Agreement relative to Director's annual retainer compensation for service as a Director and member of such Committees of the Board to which she may be appointed from time to time.

      NOW, THEREFORE, in consideration of the foregoing and Director's service to the Company as a Director and Committee Member, the Company agrees to compensate Director as follows:

      1. ANNUAL RETAINER. The Company agrees to compensate Director, and Director agrees to accept, an annual retainer in the amount of $25,000 for service as a Director and member of such Committees of the Board to which he may be appointed. For purposes of this Agreement, the period of the annual retainer shall commence on July 1 and end on the following June 30. The $25,000 annual retainer shall be payable by an award of options to purchase shares of the Company's common stock having an aggregate value of $25,000, with the number of shares issuable on exercise of such options determined utilizing acceptable modeling techniques mutually agreed to by Director and the Company. The details of such options are set forth in the Stock Option Agreement executed on even date hereof.

      2. MEETING FEES. Director shall receive and accept the following additional compensation for service as a Director and Committee member:

            a. For each Board of Directors' meeting attended by Director, either in person or by telephonic conference, Director shall be paid $1,000, which shall be payable in shares of common stock of the Company.

            b. For each Committee meeting attended by Director, either in person or by telephonic conference, Director shall be paid $500, which shall be payable in shares common stock of the Company.

The number of shares issuable shall be determined by dividing $1,000 in the case of a Board of Directors meeting, and $500 in the case of a Committee meeting, by the per share price of the Company's common stock quoted at the close of business on the date of such meeting or the last business day preceding such meeting if held on a weekend or a legal holiday. In the event any fractional share shall result, any fractional share shall be rounded to the nearest whole number of shares.

      3. EXPENSES. Director shall additionally be reimbursed for all reasonable expenses incurred by her in connection with her positions as Director and Audit Committee Member.

      4. BINDING EFFECT. Except as herein otherwise expressly provided, this Agreement shall be binding and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

      5. WITHHOLDING. Director agrees to cooperate with the Company to take all steps necessary or appropriate for the withholding of taxes by the Company required under law or regulation in connection herewith.

      6. MISCELLANEOUS. This Agreement shall be construed under the laws of the State of Michigan, without application to the principles of conflicts of laws. This Agreement constitutes the entire agreement between the parties with respect to its subject matter. There are no prior or contemporaneous written or oral agreements, understandings, or representations, directly or indirectly related to this Agreement that are not set forth herein. The terms and provisions of this Agreement may be altered or amended in any of their provisions only by the signed written agreement of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   ARCADIA RESOURCES, INC.,
                                   A NEVADA CORPORATION

                                   By:  ________________________________________

                                   Its: ________________________________________

                                        ________________________________________
                                        Director

                                       2